SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM 8-K
                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

                        Date of Report:  May 4, 1998
                     (Date of earliest event reported)

                              Somatogen, Inc.
           (Exact name of Registrant as specified in its charter)

      Delaware                   0-19423             84-0991858
 (State of Incorporation)   (Commission File No.)   (IRS Employer
                                                    Identification No.)

          2545 Central Avenue, Suite FD1, Boulder, Colorado 80301
        (Address of principal executive offices, including zip code)

                                 (303) 440-9988
            (Registrant's telephone number, including area code)


                                   N/A
       (Former name or former address, if changed since last report)



 ITEM 1.   CHANGE IN CONTROL

           On May 4, 1998, the stockholders of Somatogen, Inc., a Delaware corporation (the "Registrant"), approved and adopted the Agreement and Plan of Merger, dated as of February 23, 1998 (the "Merger Agreement"), by and among Baxter International Inc., a Delaware corporation ("Baxter"), RHB1 Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Baxter ("Merger Sub"), and the Registrant. Pursuant to the Merger Agreement, the Registrant was merged (the "Merger") with and into Merger Sub, with Merger Sub being the surviving corporation of the Merger. As a result of the Merger, each share of Common Stock, par value $.001 per share, of the Registrant, was converted into the right to receive shares of common stock, par value $1 per share, of Baxter and contingent payment rights of Baxter. A press release announcing consummation of the Merger is attached as an exhibit to this interim report on Form 8-K.

 ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
           EXHIBITS

 (c)  Exhibits

 EXHIBIT   DESCRIPTION

 99.10     Press Release, dated May 4, 1998.


                                 SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               SOMATOGEN, INC.


                               By:  /s/ Timothy D. Hoogheem
                                    ______________________________
                                    Timothy D. Hoogheem
                                    Senior Vice President of Finance
                                    and Administration, Chief
                                    Financial Officer and Treasurer


 Date:  May 4, 1998

                               EXHIBIT INDEX


 Number                   Exhibit

 99.10               Press Release, dated May 4, 1998.